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Adaptive Biotechnologies Announces Non-Dilutive Royalty Financing with

OrbiMed for Up to $250 Million

SEATTLE, September 12, 2022 -- Adaptive Biotechnologies Corporation (Nasdaq: ADPT), a commercial stage biotechnology company that translates the genetics of the adaptive immune system into clinical products to diagnose and treat disease, today announced it has entered into a non-dilutive royalty financing agreement with OrbiMed for up to $250 million. Proceeds from the agreement will strengthen Adaptive's balance sheet, which stood at over $450 million in cash and marketable securities at the end of the second quarter of 2022, and provide the Company with additional capital to support its growth trajectory and path to profitability.

“We are excited to work with OrbiMed on this creative royalty structure to continue unlocking the full potential of our immune medicine platform,” said Chad Robins, Chief Executive Officer and Co-Founder of Adaptive Biotechnologies. “The agreement will extend our cash runway while providing flexibility to invest in growth initiatives in both our MRD and Immune Medicine business areas.”

Under the agreement, Adaptive will receive an initial tranche of $125 million with the option to receive an additional $75 million, both for general corporate purposes. Adaptive can also access a third tranche of $50 million for potential M&A. OrbiMed will be entitled to receive 5% of the Company’s GAAP revenues, increasing to 8% and 10% if the second and third tranches are drawn, respectively.

“This investment reflects our confidence in Adaptive Biotechnologies and the potential to accelerate its significant contributions to the field of immune medicine,” said Matthew Rizzo, General Partner of OrbiMed. “The company is well-positioned to deliver revenue growth while continuing to innovate and expand the applications of its platform in clinical diagnostics and drug discovery.”

DLA Piper LLP (US) acted as the Company’s legal advisor, and Covington & Burling LLP acted as OrbiMed’s legal advisor.

About Adaptive Biotechnologies

Adaptive Biotechnologies (“we” or “our”) is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed. We apply our platform to partner with biopharmaceutical companies, inform drug development, and develop clinical diagnostics across our two business areas: Minimal Residual Disease (MRD) and Immune Medicine. Our commercial products and clinical pipeline enable the diagnosis, monitoring, and treatment of diseases such as cancer, autoimmune disorders, and infectious diseases. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient.

About OrbiMed

OrbiMed is a leading healthcare investment firm, with approximately $18 billion in assets under management. OrbiMed invests globally across the healthcare industry, from start-ups to large multinational corporations, through a range of private equity funds, public equity funds, and royalty/credit funds. OrbiMed seeks to be a capital provider of choice, providing tailored financing

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solutions and extensive global team resources to help build world-class healthcare companies. OrbiMed’s team of over 130 professionals is based in New York City, San Francisco, Shanghai, Hong Kong, Mumbai, Herzliya, and other key global markets. www.orbimed.com

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

ADAPTIVE MEDIA
Laura Cooper
205-908-5603

media@adaptivebiotech.com

ADAPTIVE INVESTORS

Karina Calzadilla, Vice President, Investor Relations

201-396-1687

Carrie Mendivil, Gilmartin Group

investors@adaptivebiotech.com

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